UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2025, BranchOut Food Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on proposals for (i) the election of the director nominees named in the definitive proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the SEC on November14, 2025; (ii) the approval of the compensation of the Company’s named executive officers (“Proposal II”); and (iii) the ratification of the appointment of M&K CPAS, PLLC to serve as the Company’s independent registered public accountants (“Proposal III”). Each of the foregoing proposals is described in more detail in the Proxy Statement. Stockholders holding an aggregate of 9,264,785 shares of common stock, representing 75.2% of the outstanding shares of the Company’s common stock as of the record date, and which constituted a quorum, were present in person or represented by proxy at the Annual Meeting. The results of the voting at the Annual Meeting are presented below.

Proposal I - The six director nominees were all elected to the Board as follows:

Director	For	Withhold
Eric Healy	4,645,754	12,032
John Dalfonsi	4,629,455	28,331
Deven Jain	4,098,278	559,508
Byron Riché Jones	4,645,265	12,522
Lindsey L. Schwartz	4,649,251	8,536
Greg Somerville	4,645,565	12,221

Proposal II - The compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
4,583,047	54,203	20,536	4,606,999

Proposal III –The ratification of the appointment of M&K CPAS, PLLC was approved as follows:

For	Against	Abstain	Broker Non-Votes
9,256,189	2,886	5,710	N/A

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: December 30, 2025	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

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